UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 17, 2019

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9356 (Commission File Number)	23-2432497 (IRS Employer Identification No.)

One Greenway Plaza Suite 600 Houston, Texas (Address of principal executive offices)	77046 (Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former name or former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed on November 2, 2018, Buckeye North Sea Coöperatief U.A. (the “Seller”), a wholly owned subsidiary of Buckeye Partners, L.P. (the “Partnership”), entered into a share purchase agreement (the “SPA”), dated November 1, 2018, with Terminals Finance B.V. (“Terminal Finance”) to sell its 50% interest in the outstanding share capital of VTTI B.V. (“VTTI”) to Terminal Finance for cash consideration of $975 million (the “VTTI Sale”).

On January 17, 2019 (the “Closing Date”), the Partnership completed the VTTI Sale.

Pursuant to the SPA, during the period between November 1, 2018 and the completion of the VTTI Sale (the “Interim VTTI Sale Period”), the Partnership agreed to certain governance changes with respect to the VTTI investment and, as a result, commencing with the fourth quarter of 2018, the Partnership did not apply the equity method of accounting for its interest in VTTI.  Furthermore, under the terms of the SPA, during the Interim VTTI Sale Period, the Partnership had no right to distributions from VTTI other than its third quarter 2018 distribution from VTTI, which the Partnership received in November 2018.  Accordingly, the Partnership’s fourth quarter 2018 results do not include any contribution from VTTI to equity in earnings, earnings before interest, taxes, depreciation and amortization, or distributable cash flow.

On January 18, 2019, the Partnership issued a press release announcing the completion of the VTTI Sale, a copy of which is being filed herewith as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(b)                                 Pro forma financial information.

As discussed in Item 2.01, on January 17, 2019, Seller completed the divesture of its 50% ownership interest in VTTI for cash consideration of $975 million exclusive of transaction costs. As of September 30, 2018, the Partnership’s investment in VTTI on its balance sheet included $1,037 million in equity investments and $40 million in accumulated other comprehensive income primarily attributable to unrealized foreign currency translation gains. The Partnership’s results of operations for the year-ended December 31, 2017 and nine months ended September 30, 2018 included $23 million and $14 million of equity in earnings from its investment in VTTI, respectively. Excluding the equity in earnings of VTTI, pro forma basic and diluted earnings per unit would have been $3.17 and $3.16, respectively, for the year-ended December 31, 2017 and $(3.66) and ($3.66), respectively, for the nine months ended September 30, 2018, without considering a decrease in interest expense resulting from an assumed use of proceeds to pay down debt.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Press Release, issued January 18, 2019

Exhibit Index

Exhibit Number	Description
99.1	Press Release, issued January 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC, its General Partner

/s/ Todd J. Russo
	Name:	Todd J. Russo
	Title:	Senior Vice President, General Counsel and Secretary

Dated:  January 23, 2019